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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


          Date of report (Date of earliest event reported): May 9, 2002


                                  DYNACARE INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




       Ontario, Canada              033-80127                  98-0337653
(State or other jurisdiction  (Commission File Number)       (IRS Employer
     of incorporation)                                    Identification No.)

                            14900 Landmark Boulevard
                               Dallas, Texas 75254
          (Address of Principal Executive Offices, including Zip Code)



                                 (972) 387-3200
              (Registrant's Telephone Number, Including Area Code)




          (Former Name or Former Address, if Changed Since Last Report)
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Item 5. Other Events.

Laboratory Corporation of America -Registered Trademark-Holdings (LabCorp -Registered Trademark-) (NYSE:LH), a national clinical laboratory with 2001 revenues of $2.2 billion, and Dynacare Inc. (Nasdaq: DNCR; TSE:DNA), a leading independent provider of laboratory testing in North America, announced on May 9, 2002 that they have entered into a definitive agreement under which LabCorp will acquire all of the outstanding shares of Dynacare for approximately $480 million in cash and stock. In addition, LabCorp will assume approximately $205 million in Dynacare debt in conjunction with the closing of the transaction.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits

     99.1     Dynacare Press Release, dated May 9, 2002.

     99.2     Dynacare - LabCorp Joint Press Release, dated May 9, 2002.

     99.3 Pre-Merger Agreement, dated May 8, 2002, among Laboratory Corporation of America Holdings, 3065619 Nova Scotia Company and Dynacare Inc.

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                                   SIGNATURES

     According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on May 13, 2002.

                                 DYNACARE INC.

                                 /s/ Zbig Biskup
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Date: May 13, 2002               By:    Zbig Biskup
                                 Its:   Executive Vice President,
                                        Chief Financial Officer and Secretary